UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2018

Recall Studios, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55353	26-4330545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5550 Glades Road, Suite 500 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code: (561) 826-9307

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Frank M. Esposito, the interim Chief Executive Officer, Chief Legal Officer and member of the board of directors of Recall Studios, Inc. (the “Company”) resigned from his position as the Company’s interim Chief Executive Officer. Mr. Esposito will retain his positions as the Company’s Chief Legal Officer and a member of the Company’s board of directors.

Also on February 1, 2018, the Company’s board of directors appointed Alexander Bafer as the Company’s Chief Executive Officer and Chairman of the Board.

Mr. Bafer, age 47,  the Company’s founder, served as our Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors from 2009 to 2016 and from April 2017 to January 2018. He also served as our Chief Development Officer and Chairman of the Board of Directors from 2016 to January 2018.  Mr. Bafer is a seasoned executive and an established entrepreneur, having generated tens of millions of dollars in revenue for companies during his career. Previously, Mr. Bafer successfully led the organization and development of numerous startup companies, and achieved many successful exits. After having taken a brief leave of absence to deal with personal matters, Mr. Bafer agreed to rejoin the Company to bring his visions to fruition.

Mr. Bafer also was successful in bringing Mario Kassar onboard as the Company’s Chief Development Executive and also as Chairman of the Board from 2015 through 2016. This ultimately resulted in the 2015 sale of Mr. Bafer’s majority interest of the Company for a significant multiple. When new management of the Company asked him to come back to assist in leading the Company back to prominence, Mr. Bafer agreed.

Prior to his work with the Company, Mr. Bafer was an equity partner with Guaranteed Mortgage Bankers, where he was responsible for managing and training 75 sales agents throughout six multistate offices. During his four-year tenure at Guaranteed Mortgage, before selling his equity interest, his efforts resulted in a cumulative revenue increase for the company of more than 300%. Mr. Bafer’s business management and financial acumen were apparent even early on in his career and have permeated throughout it ever since. After graduating in the top 4% of his St. John’s University class, Mr. Bafer moved on to help manage a $500 million portfolio at Merrill Lynch in New York City. He then assumed a position as senior account executive with Preferred Securities Group in Boca Raton, Florida, where he was quickly promoted to President and Managing Director, responsible for overseeing the firm’s three trading offices, 50 registered representatives and numerous support personnel. From there he accepted an equity position as a fund manager where he was involved in all aspects of building, organizing and managing a hedge fund.

Throughout his career, Mr. Bafer has been involved with Investment Management of America, a venture capital firm and incubator, where he has been instrumental in raising capital for numerous prominent start-up ventures.

In connection with Mr. Bafer’s appointment as Chief Executive Officer of the Company, the Company and Mr. Bafer entered into an Executive Employment Agreement (“Employment Agreement”) effective February 1, 2018. Pursuant to the terms of the Employment Agreement, the Company agreed to employ Mr. Bafer as Chief Executive Officer for a term of one year, which term will automatically renew for successive one-year periods unless either party provides 30 days’ prior written notice. In exchange for Mr. Bafer’s services as Chief Executive Officer, the Company will pay Mr. Bafer an annual salary of $250,000, subject to review and adjustment as provided in the Employment Agreement. Mr. Bafer will also be eligible to receive a performance-based bonus. The Company also granted Mr. Bafer an option to purchase 250,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Stock Plan (the “Plan”).

The Employment Agreement will terminate upon Mr. Bafer’s death or permanent disability or for Cause (as hereinafter defined). Pursuant to the terms of the Employment Agreement, “Cause” includes termination for:

(i)	Material breach of the Employment Agreement by Mr. Bafer,
(ii)	Intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers, or the Company’s policies and procedures,
(iii)	Mr. Bafer’s negligence in the performance of his material duties under the Employment Agreement,

(iv)	Mr. Bafer’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, that in the reasonable judgment of the Board of Directors materially and adversely affects the Company,
(v)	Mr. Bafer’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude, or
(vi)	The commission of any act in direct or indirect competition with or materially detrimental to the best interests of the Company that is in breach of the Company’s fiduciary duties of care, loyalty and good faith to the Company.

“Cause” does not include any actions or circumstances constituting Cause under (i) or (ii) above if Mr. Bafer cures such actions or circumstances within 30 days of receipt of written notice from the Company.

Mr. Bafer is subject to a 12-month non-competition clause pursuant to the terms of the Employment Agreement.

Mr. Bafer and the Company also entered into an Agreement for Chairman of Board of Directors (the “COB Agreement”) in connection with Mr. Bafer’s appointment as Chairman of the Board. The COB Agreement has a term of one year, and will continue for as long as Mr. Bafer is elected as Chairman of the Board. Pursuant to the terms of the COB Agreement, the Company agreed to grant Mr. Bafer an option to purchase 250,000 shares of the Company’s common stock pursuant to the Plan.

The foregoing descriptions of the Employment Agreement and COB Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and COB Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between the registrant and Alexander Bafer dated February 1, 2018.

10.2	Agreement for Chairman of Board of Directors by and between the registrant and Alexander Bafer, effective February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: February 7, 2018	By:	/s/ Alexander Bafer
	Name:	Alexander Bafer
	Title:	Chief Executive Officer